SUB-LICENSE AGREEMENT


         THIS SUB-LICENSE AGREEMENT ("Agreement") is made this _______ day of _______, 1998, by and between Prevent-X, Inc. (the "Sub-Licensor") whose address is 4412 S..W. 74th Avenue, Miami, Florida 33155, Empyrean Diagnostics, Inc. (the "Sub-Licensee") whose address is 2238 West Lone Cactus Drive, Suite 200, Phoenix, Arizona 85027, as to sub-paragraphs 4.4 and 6.9 only, Empyrean Diagnostics, LTD, (hereinafter "EDL") whose address is 2238 West Lone Cactus Drive, Phoenix, Arizona, 85027 and as to sub-paragraph 6.10 only, GEDA International Marketing Co. LTD., based upon the following:

                                    RECITALS

         WHEREAS, Sub-Licensor is the exclusive distributor of GEDA LOTION ("Lotion") in the United States of America, as well as all United States Territories and Possessions, all as more specifically set forth and defined in the Distribution Agreement between GEDA INTERNATIONAL MARKETING CO., LTD. ("GIMCO") ("The Distribution Agreement")( a copy of which is attached hereto and incorporated herein as Exhibit "A") and Sub-Licensor dated March 20,1997; and

         WHEREAS, Sub-Licensor desires to appoint Sub-Licensee as its exclusive sub-licensee and assign its rights and delegate its duties under the Distribution Agreement to Sub-Licensee and Sub-Licensee desires to undertake said duties and obtain said rights from Sub-Licensor.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


SECTION 1 GRANT OF SUB-LICENSE/TRANSFER OF DISTRIBUTION AGREEMENT RIGHTS.


                  1.1 Subject to the provisions of this Agreement and the performance of its covenants and obligations, Sub-Licensor hereby appoints Sub-Licensee as its exclusive sub-licensee to sell, market and distribute the Lotion in Sub-Licensor's Territory, as defined under the Distribution Agreement, under such product name or names as are agreed to by the parties. Licensee agrees to obtain , prior to the commencement of it sub-licensee business, all licenses, approvals, inspections, permits or any other certification which may be required by any competent public authority for the lawful operation of its business and to keep the same in good standing during the Term of this Agreement. Sub-Licensee shall also have the right to formulate and manufacture the Lotion in the Territory in accordance with Sub-Licensee's prior agreements with GIMCO. Sub-Licensee shall have the right to assign its rights and duties hereunder subject to the provisions of paragraph 6.8 hereunder.

                  1.2 So long as Sub-Licensee is not in material breach of this Agreement on the expiration date of the Term as defined in Section 3 below, and so long as this Agreement has not been otherwise terminated, Sub-Licensor agrees that on the expiration of the Term, all rights it may have under the Distribution Agreement with GIMCO shall be transferred from Sub-Licensor to Sub-Licensee without the necessity of further documentation or consideration, provided, however, if requested by Sub-Licensee or by GIMCO, Sub-Licensor shall cooperate with Sub-Licensee and/or GIMCO by taking any action reasonably required to effect such transfer.

SECTION 2 REPRESENTATIONS OF SUB-LICENSOR AND SUB-LICENSEE.

                  2.1 Sub-Licensor represents to Sub-Licensee and warrants that:

                  (a) Sub-Licensor is authorized to sub-license to Sub-Licensee the rights to sell, market and distribute the Lotion in the Territory.

                  (b) Sub-Licensor has the authority to enter into this Agreement upon the terms and conditions, including duration of term and establishment of royalty contained herein.

                  (c) Sub-Licensor has not granted any right with respect to the formulation, manufacture and sale of the Lotion which are inconsistent with the rights granted to Sub-Licensee hereunder.

                  2.2 Sub-Licensee represents to Sub-Licensor and warrants that Sub-Licensee has the authority to enter into this Agreement upon the terms and conditions contained herein.

SECTION 3 TERM.

                  3.1 The term of this Agreement shall begin on the date first set forth above and shall continue for a period of ten (10) years (the "Term").

SECTION 4 ROYALTIES AND PAYMENTS.

                  4.1 For the term of this Agreement, and for as long thereafter as the Sub-Licensee shall formulate, manufacture, distribute or sell the Lotion or any derivative hand or body lotion-type products containing Benzalkonium
Chloride and or Octoxynol-9 (hereinafter cumulatively referred to as the "Lotion"). Sub-Licensee shall pay to Sub-Licensor a royalty which shall be computed as five percent (5%) of Net Sales of the Lotion. Royalties shall be paid to Sub-Licensor by Sub-Licensee within thirty (30) days after the last day of each calendar quarter.

                  4.2 "Net Sales" shall be defined as the total gross sales of the Lotion at the invoice selling price, net of normal and reasonable cash, trade and quantity discounts and returns for credit, and without deductions for costs incurred in manufacturing, selling, distributing or advertising or for uncollectible accounts.

                  4.3 As further consideration for entering into this Agreement, Sub-Licensee shall pay to Sub-Licensor the sum of Fifty Thousand Dollars ($50,000) upon execution of this Agreement.

                  4.4 As further consideration for entering into this Agreement, upon execution of this Agreement, EDT, which owns 100 percent of Sub-Licensee, shall issue to Sub-Licensor's shareholders two hundred and twenty-five thousand (225,000) unregistered shares of EDT Common Stock, no par value. Said 225,000 shares of EDT stock shall be issued in three separate certificates as follows:
123,750 shares to Joel and Tammy Meyerson; 78,750 shares to Howard and Gina Berlin and 22,500 shares to Susan Fox. All of the shares issued to Sub-Licensee shareholders pursuant to this paragraph shall be cumulatively referred to as the "PX Stock" . The PX Stock shall have the following "piggy-back" registration rights:

         (A). Whenever EDT proposes to register any of its Common Stock under the Securities Act whether for its own account, for a public offering whether as a primary or secondary offering or pursuant to registration rights granted to holders of other securities of EDT, EDT shall cause to be included in such registration the PX Stock, provided however, the holders of PX Stock, as a condition of such registration, if requested by the underwriter(s), agree to subject the PX Stock to a lock-up provision for a period not to exceed twenty-four months from the effective date of the registration statement, provided that such lock-up is required by other EDT shareholders.

         (B). EDT shall have no obligation to require the underwriter(s) in any underwritten public offering of the Common Stock to sell the PX Stock as part of such public offering. In the event the underwriter(s) agrees to sell the Common Stock held by any other shareholder of EDT in the public offering, EDT will afford the holders of PX Stock the right to participate as a selling stockholder as part of such offering, subject to any priority selling rights previously given by EDT to any other stockholders. Subject to such priority selling rights, if the total number of shares of stock which all selling stockholders of EDT request be sold as part of such public offering exceeds the number of shares which the underwriter(s) allows to be sold, then the shares so included shall be apportioned pro rata among the electing selling shareholders according to the total number of shares of Common Stock requested to be included in such public offering by said selling stockholders, or in such other proportions as shall be mutually agreed to by such selling stockholders.

         (C). EDT shall bear all registration and qualification fees and all expenses related to the registration of the shares, provided however, that if the holders of PX Stock sell shares as part of such public offering, they shall, if requested by EDT, bear such portion of the underwriting commissions paid to the underwriter(s) as the number of shares of Common Stock sold as part of such public offering by such selling shareholders bears to the total number of shares of Common Stock sold in such offering. In addition, each holder of PX Stock selling shares as part of such public offering shall bear the fees and costs of his or her own counsel.

                  4.5 Within thirty (30) days after the end of each calendar quarter, irrespective of whether any Net Sales have been made or whether any sum is then due to Sub-Licensor, Sub-Licensee shall deliver to Sub-Licensor a complete and accurate written statement setting forth the amount of Lotion sold, the gross price at which the Lotion was sold, the amount of any discount or allowances given consistent with the terms of this Agreement, and the credit for Lotion allowed to be returned and other deductions allowed herein to compute Net Sales in specific detail, so as to allow an audit of underlying documents, together with Sub-Licensee's calculation of the amount of royalties then due Sub-Licensor for the period covered by such report.

                  4.6 Sub-Licensee shall keep or cause to be kept accurate, complete and up-to-date books of accounts separately stating by clear means records of all sales of the Lotion including records pertaining to invoiced amounts by customer and records pertaining to all freight charges, discounts, allowances, and returns allowed by Sub-Licensee. Such books and records of account shall reflect that a sale of the Lotion shall be deemed to have occurred as of the date the Lotion was invoiced to Sub-Licensee's customers.

                  4.7 Sub-Licensor or its authorized representatives shall have the right, once each calendar quarter, to inspect all such records of Sub-Licensee with respect to the sales of the Lotion and to make copies of said records utilizing Sub-Licensee's facilities without charge and shall have free and full access thereto on reasonable notice during Sub-Licensee's normal business  hours.  In  the  event  that  such  inspection  or  audit  reveals  an underpayment by Sub-Licensee of any amounts due Sub-Licensor under this Agreement, Sub-Licensee shall immediately pay to Sub-Licensor the balance of all such amounts found to be due pursuant to such audit or inspection together with interest thereon at the rate of eighteen percent (18%) per annum from the date such amounts first became due to Sub-Licensor until all such amounts have been paid in full. Further, if such inspection or audit discloses that, for the period reviewed or audited, Sub-Licensee has underpaid or understated its obligation under this Agreement by ten percent (10%) or more, then Sub-Licensee shall also pay the reasonable professional fees of the independent representatives engaged to conduct or review such inspection or audit.

SECTION 5 INDEMNIFICATION

                  5.1 Sub-Licensee agrees to defend and indemnify and hold Sub-Licensor, its officers, directors, employees and agents (collectively the "Sub-Licensor Indemnified Party") harmless against any charges, damages, costs, expenses (including attorney's fees and court costs), liability or loss (including loss of profits), judgments, penalties, liabilities or losses of any kind which may be sustained or suffered by any Sub-Licensor Indemnified Party by reason of the breach of any covenant, representation, warranty, term or agreement contained herein. In any action or proceeding relating to the foregoing indemnity and brought against any Sub-Licensor Indemnified Party, the Sub-Licensor Indemnified Party shall have the right at Sub-Licensor's cost and expense to (i) participate in the defense of such action or proceeding with attorneys of its own choosing or (ii) defend itself in any such action or proceeding with attorneys of its own choosing.

SECTION 6 MISCELLANEOUS.

                  6.1 This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of Florida.

                  6.2 Any action or proceeding arising out of or relating to this Agreement shall be submitted by the parties to binding arbitration before the American Arbitration Association in Miami-Dade County, Florida. The arbitrator shall have the authority to permit discovery upon request of a party and shall render his decision in accordance with the law of the state of Florida. The prevailing party in any such action shall be entitled to recover its attorneys's fees, costs and expenses including through appeals if any of the arbitrator's award, and this provision shall be enforced and included in any award. The arbitration award issued by the arbitrator may be enforced in any court having jurisdiction over the subject matter of the controversy.

                  6.3 All notices, demands, requests, consents, approvals or other communications ("Notices") given hereunder shall be in writing, and shall be given by personal delivery or by express mail, Federal Express, DHL or other similar form of recognized airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon delivery), or by telex or facsimile transmission (which forms of Notice shall be deemed delivered upon confirmed transmission), or by mailing in the mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Notices shall be addressed to the parties at the addresses set forth in the introductory section of this Agreement or to such other address as to which any party hereto may have notified the others in writing.

                  6.4 The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  6.5 For the convenience of the parties to this Agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the Parties as one and the same instrument.

                  6.6 If any provision of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and application of such provision to the other party or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

                  6.7 This Agreement, including the Exhibits hereto, embodies the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings related thereto. The Parties hereto recognize and agree that no representations or warranties have been made except as set forth in this Agreement and the Exhibits hereto. This Agreement may be modified only by a written instrument signed by each of the Parties.

                  6.8 The relationship between the Parties is that of licensor/licensee and distributor/sub-distributor. Sub-Licensor and Sub-Licensee are not, and shall not be considered as joint ventures, partners, or agents of each other and neither shall have the power to bind or obligate the other, other than as set forth in this Agreement. The parties specifically agree that application for and ownership of all approvals from the FDA or any other governmental agency which passes on the Lotion obtained by Sub-Licensee for the Lotion shall be in the name of the Sub-Licensee (the Intellectual Property). Sub-Licensee shall have the authority to use the Intellectual Property in connection with its efforts to manufacture, sell, market and distribute the Lotion only so long as it complies with all of the terms and conditions of this Agreement. If Licensee is in breach of this Agreement it is prohibited from using or exploiting the Intellectual Property and upon termination of this Agreement (other than after the conclusion of the Term) Sub-Licensee shall surrender all of its rights to sell, market or distribute the Lotion or to otherwise use or rely upon the Intellectual Property obtained pursuant to this Agreement. Sub-Licensee is prohibited from assigning, transferring, hypothecating or pledging the Intellectual Property or any of its rights and or delegating any of its duties hereunder without the prior written consent of Sub-Licensor which shall not be unreasonably withheld. A precondition of Licensor's consent will be the assignee's affirmative assumption of all of Sub-Licensee's obligations to Sub-Licensor under this Agreement including but not limited to the provisions of paragraphs 4.1, 4.5, 4.6, 4.7 and 5.1.

                  6.9 Sub-Licensee's failure to comply with the terms and conditions of this Agreement and or EDT's failure to comply with the provisions of paragraphs 4.4 (A), (B) and (C) shall constitute a breach of this Agreement. In the event of a breach, Sub-Licensor shall provide written notice of said breach to Sub-Licensee or EDT who shall have 20 days from the date of said notice to cure the breach. In the event Sub-Licensee fails to cure the breach within 20 days from the date of the notice or within such additional time as agreed to by Sub-Licensor in writing, then in that event, Sub-Licensor shall be entitled to pursue all remedies available under law and equity and in addition to all of such remedies, may declare this Agreement terminated. No failure or delay on the part of Sub-Licensor in exercising any right, power or privilege hereunder and no course of dealing between the parties shall operate as a waiver thereof and nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof.

                  6.10 By signing in the space provided below, GIMCO hereby grants its full consent to the terms and conditions of this Agreement including but not limited to Sub-Licensor's assignment of its rights and duties under The Distribution Agreement of March 20,1997 ( Exhibit "A" hereto) to Sub-Licensee and hereby agrees that pages 4 and 5 of The Distribution Agreement are hereby deemed amended and modified by eliminating the provisions of Article V titled "Obligations of Distributor" in their entirety.

                  6.11 For so long as this Agreement is in effect, Sub-Licensor shall refrain from manufacturing, marketing or selling Lotion anywhere in the world.

                  6.12 Sub-Licensor hereby assigns to Sub-Licensee all of its right, title and interest to any and all Lotion ordered but not yet received from GIMCO. Sub-Licensor represents that it has no other inventory-on-hand of Lotion.

                  6.13 Sub-Licensor hereby assigns to Sub-Licensee all of Sub-Licensor's rights, title and interest in and to the name "Prevent-X" and Sub-Licensor shall cease to use the name "Prevent-X" in connection with the sale and marketing of any product. Sub-Licensee shall have until December 31, 1999 to decide if it wishes to use the name "Prevent-X" in connection with the sale and marketing of the Lotion. If prior to December 31,1999 Sub-Licensee does not affirmatively elect to utilize the name "Prevent-X" in connection with the sale and marketing of the Lotion, all rights, title and interest in and to the name "Prevent-X" will revert back to Sub-Licensor. Upon receipt of written notice from Sub-Licensee of its intent to utilize the name "Prevent-X" in connection with the sale and marketing of the Lotion, Sub-Licensor shall take whatever action is necessary to amend its corporate charter to change its name.

         IN WITNESS WHEREOF, the Parties hereto have executed or caused this Sub-License Agreement to be executed as of the date first above written.

                                        "SUB-LICENSOR"
                                        PREVENT-X, INC.

                                        By:
                                            ------------------------------------

                                        "SUB-LICENSEE"
                                        EMPYREAN DIAGNOSTICS INC.

                                        By:
                                            ------------------------------------


                                        GEDA INTERNATIONAL MARKETING CO. LTD,
                                        (ONLY AS TO PARAGRAPH 6.10)


                                        By:
                                            ------------------------------------


                                        EMPYREAN DIAGNOSTICS LTD.


                                        By:
                                            ------------------------------------